                                                                   EXHIBIT 10.11

                               SUBLEASE AGREEMENT

                                    BETWEEN

                                 3PF.COM, INC.,
                                 AS SUBLESSOR,

                                      AND

                               RED ENVELOPE, INC.
                                  AS SUBLESSEE

                              DATED: JUNE 18, 2002

                  PROPERTY LOCATED IN: VILLAGE OF OBETZ, OHIO

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
EXHIBITS:

         EXHIBIT A--SITE PLAN OF PREMISES

         EXHIBIT B--ILLUSTRATIVE EXAMPLES OF OPERATING EXPENSES

         EXHIBIT C--CREEKSIDE RULES AND REGULATIONS

         EXHIBIT D--PRELIMINARY SPECIFICATIONS FOR LEASEHOLD IMPROVEMENTS

         EXHIBIT E--"TAXES" SECTION FROM MASTER LEASE

         EXHIBIT F--"CASUALTY" SECTION FROM MASTER LEASE

         EXHIBIT G--"TAX ABATEMENT" REAL & PERSONAL PROPERTY TAX ABATEMENT
                     DOCUMENTATION

Revised 6/14/02

                  THIS SUBLEASE is made as of June 18, 2002, between 3PF.COM, INC., a Delaware corporation having an address at 3300 State Route 73, South Building 5, Wilmington, Ohio 45177 ("Sublessor"), and RED ENVELOPE, INC., a Delaware corporation having an address at 201 Spear Street, 3rd Floor, San Francisco, California 94105 ("Sublessee").

                                    RECITALS:

                  A. Pursuant to Lease, dated August 16, 2000, between Creekside III LLC and Sublessor, as amended by First Amendment to Lease, dated March 30, 2001 (as amended, the "Master Lease"), Sublessor leases a building of approximately 388,264 square feet (the "Building"), situated on the approximately 18 acre parcel of land located in the Creekside Industrial Center in the Village of Obetz, Ohio, depicted on EXHIBIT A hereto (the "Entire Premises"). The entity from time to time holding the Landlord's interest under the Master Lease is referred to as "Master Lessor".

                  B. Sublessee desires to sublease from Sublessor and Sublessor desires to sublease to Sublessee a portion of the Building upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises, the rents reserved herein and the mutual benefits to be derived by Sublessor and Sublessee, the parties agree as follows:

                  1.       SUBLEASE TERM.

                           (a)      PRIMARY TERM. Sublessor hereby subleases and
demises to Sublessee and Sublessee hereby subleases and takes from Sublessor the portion of the Building depicted on EXHIBIT A as "Red Envelope" comprising approximately 194,000 square feet (the "Demised Premises") for an initial term (the "Primary Term") commencing on the date that all of the following conditions have been satisfied (the "Term Commencement Date"): (i) Sublessor tenders possession of the Demised Premises to Sublessee, with the Leasehold Improvements (as hereinafter defined) substantially completed (as evidenced by the issuance of any required certificate of occupancy or similar certificate with respect to the Leasehold Improvements by the Village of Obetz), (ii) all equipment leased by Sublessee pursuant to the Equipment Lease Agreement of even date herewith, between Sublessor and Sublessee (the "Equipment Lease"), has been installed in the Demised Premises and is fully operational and in good working order, (iii) Sublessor has obtained from the Village of Obetz tax abatement agreements substantially on the terms provided in EXHIBIT G , attached hereto, with respect to the abatement of real property taxes, personal property taxes and inventory taxes, (iv) Sublessor has transferred to the Demised Premises a sufficient amount of Sublessee's stock located at Sublessee's Wilmington Ohio facility to enable Sublessee to operate its business at the Demised Premises for a period of at least thirty (30) days, and (v) Master Lessor has consented to this Sublease in accordance with Section 32. The Primary Term shall expire on July 31, 2006. Subject to the terms of this Sublease, Sublessee agrees to accept possession of the Demised Premises when tendered by Sublessor. The targeted Term Commencement Date shall be August 1, 2002. Sublessor shall give Sublessee at least fifteen
(15) days' prior written notice of the Term Commencement Date. Prior to the Term Commencement Date, Sublessee may enter the Demised Premises for the purposes of preparing the Demised Premises for Sublessee's occupancy. Such early entry shall not trigger the Term Commencement Date and Sublessee shall not be required to pay any rent with respect to such early entry period.

                           (b)      EXTENDED TERMS. Provided this Sublease is
in full force and effect and there shall have been no Event of Default (hereinafter defined) then continuing at the time of the exercise of the option, Sublessee shall have two (2) successive options to extend the term of the Sublease beyond the Primary Term. The first option shall extend the Primary Term for additional periods of one (1) year and the second option shall extend the Primary Term for a period of eight (8) months (each an "Extended Term"). Each such Extended Term shall begin upon the expiration of the Primary Term or the immediately preceding Extended Term, as the case may be. Each Extended Term shall be on the same terms and conditions as the Primary Term. Sublessee may exercise the aforesaid options only by giving notice to Sublessor not less than one hundred eighty (180) days but not more than twelve (12) months prior to the expiration of the Primary Term or the immediately preceding Extended Term, as the case may be. Sublessee acknowledges that time is of the essence for the exercise of such options. The Primary Term and the Extended Terms (to the extent exercised by Sublessee) shall be collectively referred to as the "Sublease Term".

                  2.       RENT.

                           (a)      BASE RENT. Commencing on the Term
Commencement Date and continuing throughout the Sublease Term, Sublessee shall pay annual "Base Rent" to Sublessor, in equal monthly installments, in advance, on the first day of each month of the Sublease Term, in accordance with the following schedule:

--------------------------------------------------------------------------------
                                ANNUAL BASE RENT PER
      SUBLEASE YEAR                  SQUARE FOOT             ANNUAL BASE RENT
--------------------------------------------------------------------------------
Term Commencement Date
through March 31, 2003               $   2.90
--------------------------------------------------------------------------------
April 1, 2003 through July 31,
2003                                 $   3.25                   $ 585,240
--------------------------------------------------------------------------------
August 1, 2003 through July 31,
2004                                 $   3.25                   $ 630,500
--------------------------------------------------------------------------------
August 1, 2004 through July 31,
2005                                 $   3.25                   $ 630,500
--------------------------------------------------------------------------------
August 1, 2005 through March 31,
2006                                 $   3.25                   $ 643,440
--------------------------------------------------------------------------------

April 1, 2006 through July 31,
2006                                $   3.45
--------------------------------------------------------------------------------
August 1, 2006 through July 31,
2007 (First Extended Term)          $   3.45                    $ 669,300
--------------------------------------------------------------------------------
August 1, 2007 through March 31,
2008 (Second Extended Term)         $   3.45                    $ 669,300
--------------------------------------------------------------------------------

                  Annual Base Rent for the first year ending July 31, 2003 shall be prorated based on the Term Commencement Date and, if the Term Commencement Date is not the first day of a month, Base Rent for such month shall be prorated per diem and be paid by Sublessee on the Rent Commencement Date. Annual Base Rent for the second Extended Term shall be prorated based on the eight (8) month term.

                           (b)      ADDITIONAL CHARGES; LATE PAYMENT. Sublessee
shall pay Base Rent and all other sums due under this Sublease and perform all obligations under this Sublease at its cost and when due or required without prior notice or demand, and without any rights of reduction, counterclaim or offset. Sublessee shall pay Base Rent to Sublessor's address set forth herein or at such other address or to such other person as Sublessor may from time to time designate. All amounts payable by Sublessee under this Sublease (other than Base Rent and current damages under Section 18(f)), and all interest and costs added for non- or late payment, shall constitute "Additional Charges" under this Sublease. If Sublessee fails to pay any Additional Charge, Sublessor shall have all the rights and remedies with respect thereto as are provided herein or at law or equity for non- or late payment of Base Rent. If Base Rent or any Additional Charge is not received by Sublessor by its due date, then a late payment charge of 5% of such past due amount will be immediately due and payable from Sublessee.

                  3. OPERATING EXPENSE PAYMENT. Sublessee will pay its Proportionate Share of all Operating Expenses incurred by Sublessor during the Sublease Term in connection with the operation, management, maintenance and repair of the Land and the Building. Illustrative examples of those expenses which are included within, and excluded from, the definition of "Operating Expenses" as set forth in the Master Lease are attached hereto as EXHIBIT B. Sublessee's Proportionate Share is fifty percent (50%). Sublessee will pay its Proportionate Share of such Operating Expenses, in advance, on the first day of each month, based upon Master Lessor's and Sublessor's estimate of the actual Operating Expenses which will be incurred during each calendar year during the Sublease Term. The Estimated Operating Expense Payment for the first such calendar year is $ 6,628.33 per month. The Estimated Operating Expense Payment for each calendar year thereafter will be adjusted based upon Master Lessor's and Sublessor's estimate of its Operating Expenses for such calendar year. Sublessor will use its reasonable efforts to notify Sublessee by December 1 of each year during the Sublease Term of any adjustment in the monthly Estimated Operating Expense Payment for the upcoming calendar year.

                  As soon as reasonably practicable after the end of each calendar year upon receipt from Master Lessor, Sublessor will deliver to Sublessee a written statement showing the actual Operating Expenses for such calendar year and Sublessee's actual Proportionate Share thereof. If the sum of the Estimated Operating Expense Payments paid by Sublessee during such calendar year exceeds Sublessee's Proportionate Share of the actual Operating Expenses incurred during such year, then Sublessor will apply the excess toward the next succeeding monthly Estimated Operating Expense Payment(s) due from Sublessee (or, if the Sublease Term has expired or terminated otherwise than due to default of Sublessee, Sublessor shall immediately refund such amount to Sublessee, which obligation shall survive the expiration or earlier termination of this Sublease). If the sum of the Estimated Operating Expense Payments paid by Sublessee during such calendar year is less than Sublessee's Proportionate Share of the actual Operating Expenses incurred during such year, then Sublessee will pay the deficiency to Sublessor within ten days after Sublessee's receipt of Sublessor's written demand for the payment thereof.

                  4.       USE.

                           (a)      Sublessee will use the Demised Premises
solely for general office and warehouse use which shall include management, assembly, and product personalization (e.g. monogramming, embroidery, etc.) services. Sublessee will not cause or permit any waste or damage to the Demised Premises, the Building or the Land and will not occupy or use the Demised Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably interferes with the business operations of other tenants or occupants in the remainder of the Building ("Adjacent Premises"). If the nature of Sublessee's use or occupancy of the Demised Premises causes any increase in Sublessor's insurance premiums over and above those chargeable for the least hazardous type of occupancy legally permitted in the Demised Premises, then Sublessee will pay the resulting increase within ten days after its receipt of a statement from Sublessor setting forth the amount thereof. Sublessee will comply with Master Lessor's Rules and Regulations for Creekside as set forth in the Master Lease and attached hereto as EXHIBIT C (and any reasonable modifications thereto which are consistent with the provisions of this Sublease).

                           (b)      Sublessee shall, at its sole expense, comply
with all laws and other governmental requirements which are now or hereafter in force pertaining to the Demised Premises and Sublessee's use and occupancy thereof, including, without limitation, the Americans with Disabilities Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Water Pollution Control Act (collectively herein called the "Legal Requirements"). To the extent the Legal Requirements require modifications of the Entire Premises, the cost thereof shall be shared pro rata based on the then square footage of the Adjacent Premises and the Subleased Premises.

                  5. SIGNS. Sublessee, at its cost, with Sublessor's prior written consent, which shall not be unreasonably withheld, and with the consent of Master Lessor to the extent required under the Master Lease, may erect and shall thereafter maintain in good order, condition and repair such signs upon the exterior walls of the Demised Premises as it desires, provided the installation of such signs shall not affect or damage the roof of the Demised Premises, and shall otherwise comply with all Legal Requirements applicable thereto.

                  6. MAINTENANCE AND REPAIR. Sublessee will at its sole expense maintain the Demised Premises in a first-class condition and order of repair, reasonable wear and tear and damage by casualty excepted. Sublessee's maintenance obligation will extend to and include the repair and replacement, if necessary, of all structural and non-structural elements and mechanical systems located within the Demised Premises. Any repairs or replacements made to the Demised Premises by Sublessee pursuant to this Section 6 will be made in a workmanlike manner with materials at least equal in quality and grade to those originally contained within the Demised Premises.

                  7. MASTER LESSOR OBLIGATIONS. Master Lessor under the Master Lease is obligated to maintain, repair and, if necessary, replace, the roof, roof membrane and exterior walls of the Building (including exterior glass) and all common areas serving the Building (including, without limitation, the parking lot, driveways and loading dock areas) in a first-class condition and order of repair; provided, however, that Sublessee (and not Master Lessor) will be required to maintain the same if the need therefore arises due to the fault or negligence of Sublessee or its agents, employees, licensees or invitees. Except as otherwise expressly provided in Section 8, Sublessor will not at any time during the Sublease Term be required to make any improvements, repairs, replacements or alterations to the Demised Premises and will not incur any liability to Sublessee as a result of Master Lessor's failure to do so.

                  Notwithstanding the foregoing, Sublessor shall (I) use reasonable efforts to cause Master Lessor to comply with its obligations as Master Lessor under the Master Lease (but shall not be required to initiate a lawsuit), and (ii) repair all damage caused by Sublessor or any of its agents, employees, contractors or invitees acting outside the scope of the Servicing, Warehousing & Distribution Agreement between Sublessor and Sublessee of even date herewith ("Servicing Agreement"). If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Master Lessor with respect to the Demised Premises ("Action"), Sublessee shall have the right to take such Action in its own name, at its sole expense, and for that purpose and only to such extent, all of the rights of Sublessor as tenant under the Master Lease are hereby conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent that such rights shall apply to the Demised Premises. If any Action against Master Lessor in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided, that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed; and provided, further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sublessor may incur or suffer by reason of such Action, except to the extent incurred or suffered by reason of Sublessor's negligent acts or omissions. If a default by Master Lessor under the terms of the Master Lease shall result in the excuse of Sublessor from the performance of any of its obligations to be performed under the Master Lease or result in any reduction or abatement in the base rent or additional rent to be paid by Sublessor thereunder, then Sublessee shall be excused from the performance of any corresponding obligation relating to the Subleased Premises and/or shall be entitled to a corresponding reduction in or abatement of the rent to be paid by Sublessee hereunder.

                  8.       ALTERATIONS.

                           (a)      BUILDING SEPARATION WORK. Sublessor shall,
at its cost, perform all work and obtain all labor and materials necessary to divide the Demised Premises from the Adjacent Premises, including (i) constructing and erecting a dividing wall separating the Demised Premises and the Adjacent Premises, (ii) removing and relocating any existing interior walls and improvements as necessary, (iii) splitting alarm systems (if any), gas, electrical and other utility delivery systems for the Demised Premises from that serving the Adjacent Premises, including installing separate utility meters for the Demised Premises and the Adjacent Premises, and (iv) splitting the heating, ventilating and air conditioning systems serving the Building so as to serve the Adjacent Premises (under separate controls located in the Adjacent Premises) and the Demised Premises (collectively, the "Building Separation Work"). Notwithstanding the foregoing, Sublessee acknowledges that the Adjacent Premises are not currently occupied, and agrees that Sublessor shall not be required to complete the Building Separation Work until such time as it subleases or occupies the Adjacent Premises. Sublessor shall perform the Building Separation Work in a manner that minimizes any interference with Sublessee's operations at the Demised Premises.

                           (b)      LEASEHOLD IMPROVEMENTS. Attached to this
Sublease as EXHIBIT D are the preliminary specifications approved by Sublessee for the improvements to be made to the Demised Premises ("Leasehold Improvements"), which shall be subject to approval by the Master Lessor. Once the Master Lessor has approved the preliminary specifications, Sublessor will proceed with the preparation of the final architectural and engineering drawings, plans and specifications for the improvements. Once those drawings, plans and specifications are completed, Sublessor will deliver a full set thereof to Sublessee for its review and approval. The approved final drawings, plans and specifications ("Final Plans") are incorporated herein by this reference.

                  Sublessor will cause the Improvements to be constructed in accordance with the Final Plans. Sublessor will use its reasonable efforts to substantially complete construction of the Improvements on or before the targeted Term Commencement Date, subject to delays caused by the occurrence of events beyond its reasonable control, including, without limitation, labor troubles, inability to procure materials, restrictive governmental laws and pronouncements, acts of God, unseasonable weather, Sublessee's failure to timely respond to any matter submitted for its review and Sublessee's requested change orders ("Delay Events"). Sublessee agrees that it will review and either approve or specify its objections to any documents or drawings submitted to it for its review and approval hereunder within five days after its receipt of the same. If Sublessee fails to respond to any submission to it within five days after its receipt of same, then it will be deemed to have approved the same for all the purposes of this Sublease.

                  Notwithstanding anything to the contrary contained herein, if Sublessor's inability to substantially complete the improvements on or before the targeted Term Commencement Date is attributable substantially to Sublessee-caused delays (including, without limitation, Sublessee's failure to timely respond to any matter submitted for its review, or delays caused by Sublessee's requested change orders), then the Term Commencement Date will remain August 1, 2002, notwithstanding the fact that the Leasehold Improvements are not yet substantially completed, and Sublessee will, from and after the Term Commencement Date, have an obligation to pay Base Rent, Estimated Operating Expense Payments and perform all of its other obligations and duties set forth in this Sublease. If the Term Commencement Date does not occur by September 30, 2002, and such delay is not attributable substantially to Sublessee-caused delays, then, unless the parties agree otherwise, the Term Commencement Date shall not occur until January 1, 2003.

                           (c)      ALTERATIONS. Except for "Minor Alterations"
(as that term is hereafter defined), Sublessee may not at any time prior to or during the Sublease Term make any alterations, additions or improvements to the Demised Premises without the prior written consent of Sublessor. For the purposes of this Subsection (c), "Minor Alterations" will mean any alteration, addition or improvement to the Demised Premises which costs less than $10,000, and which does not alter the exterior aesthetics or structural integrity of the Building. All improvement, alterations and additions made at one time in connection with any one job will be aggregated for the purposes of determining whether the $10,000 limit has been exceeded. Any alterations, addition or improvement made to the Demised Premises in accordance with this Subsection (c) will at all times remain the property of Sublessor. No consent shall be required for the installation of any of Sublessee's furniture, removable trade fixtures and equipment, and no such furniture, fixtures or equipment shall become the property of Sublessor.

                           (d)      NO LIENS. Sublessee shall not permit and
shall indemnify and hold Sublessor and Master Lessor harmless from any mechanics' or other lien or security interest to be filed against the Demised Premises (or any part thereof) or Base Rent or other sum payable hereunder which arises out of Sublessee's use, occupancy, construction, maintenance, repair or rebuilding of the Demised Premises or for work or materials furnished to the Demised Premises or to Sublessee, its assignees, sublessees, concessionaires, or licensees on behalf of Sublessee request. Any such lien shall, at Sublessee's expense, be discharged within thirty (30) days after Sublessee's receipt of notice thereof. Notice is hereby given that Sublessor and Master Lessor will not be liable for any labor, service or material furnished or to be furnished to Sublessee, and that no mechanics or other liens for such labor, services or materials shall attach to or affect the interest of Sublessor or Master Lessor in and to the Demised Premises or any part thereof.

                  9. ACCESS AND INSPECTION. Sublessor and Master Lessor, and their respective agents, shall have access to the Demised Premises at all reasonable times to examine and inspect and, during the last one hundred eighty
(180) days of the Sublease Term, to show the Demised Premises to prospective assignees, subtenants, mortgagees and purchasers, provided such examination, inspection or showing will not unreasonably interfere with Sublessee's use of the Demised Premises.

                  10. SUBLESSEE'S INSURANCE. Sublessee will at its sole expense maintain in full force and effect at all times during the Sublease Term with respect to the Demised Premises and common areas: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $2,000,000 for injury to one person, $4,000,000 for injury from one occurrence and $1,000,000 for property damage; and (b) extended coverage insurance on all property stored or placed by Sublessee in or about the Demised Premises in an amount equal to the full replacement value thereof. Each insurance policy required to be maintained by Sublessee hereunder will name Sublessor, Master Lessor and Master Lessor's mortgagee, if any, as additional insureds and will specifically provide that such insurance policy cannot be terminated without giving at least 30 days' prior written notice to Sublessor, Master Lessor and Master Lessor's mortgagee, if any..

                  11. INDEMNIFICATION. Sublessor and Master Lessor will not be liable for an Sublessee will indemnify and hold Sublessor and Master Lessor harmless from any liability or expense associated with any damage or injury to any person or property (including any person or property of Sublessee or any one claiming under Sublessee) which arises directly or indirectly in connection with the Demised Premises or Sublessee's use or occupancy thereof or of the common areas; provided, however, that Sublessee will not be obligated to indemnify Sublessor and Master Lessor as to any uninsured liability or expense occasioned by gross negligence of Sublessor or Master Lessor.

                  12. UTILITIES AND OCCUPANCY COSTS. Sublessee shall arrange to have the accounts for all utility services which are separately metered to the Demised Premises placed in the name of Sublessee. If Sublessee does not transfer such utility accounts and Sublessor is billed therefor and pays the same, Sublessee covenants to reimburse Sublessor for one hundred percent (100%) of the amount of such bills.

                  Commencing on the Term Commencement Date and continuing throughout the Sublease Term, (a) for all utilities separately metered to the Demised Premises, Sublessee shall pay directly to the utility provider all charges for all utilities used on or furnished to the Demised Premises or Sublessee, its assignees, sublessees, concessionaries or licensees, on or before the date such utility charges become due or bear interest or penalties, and (b) for all utilities not separately metered to the Demised Premises, Sublessee shall, at Sublessor's election, either pay directly to the utility provider or pay to Sublessor its proportionate share of all charges for utilities furnished to the Building.

                  Sublessor and Sublessee agree that for so long as the Adjacent Premises remain unoccupied, Sublessee shall pay 100% of the cost of the utilities to the Building including, without limitation, electrical, gas, HVAC, water, and telecommunication and data communication services. Sublessor shall not be responsible for any loss or interruption of utility services, except to the extent caused by Sublessor's gross negligence or willful misconduct, and Sublessee hereby waives any right under any law now or hereafter existing to withhold Base Rent or any other sum due under this Sublease.

                  Sublessee will also contract for its own security, janitorial and trash removal services and will promptly pay all costs associated with such services.

                  13.      TAXES.

                           (a)      As an Additional Charge, commencing on the
Term Commencement Date and continuing throughout the Sublease Term, Sublessee shall reimburse Sublessor for the following (collectively, the "Impositions"):
(a) a Proportionate Share of all taxes, assessments and charges which shall be the obligation of the "Tenant" under the portion of the Master Lease attached hereto as EXHIBIT E; and (b) all taxes, assessments and charges levied upon or measured by the Base Rent and Additional Charges payable under this Sublease and a Proportionate Share of all taxes, assessments and charges levied upon or measured by the rents and charges payable under the Master Lease. Sublessee's reimbursement shall be paid in monthly installments, in advance, on the first day of each month, in an amount reasonably estimated by Sublessor to become due for the following year. At the end of each such year, Sublessor shall furnish Sublessee with a statement of the actual amount of Impositions for such year. If the total of the monthly installments paid by Sublessee for such year is less than the actual amount due from Sublessee for such year, Sublessee shall, within thirty (30) days of receipt of the statement, pay to Sublessor the difference. If the total of the monthly installments paid by Sublessee for such year exceeds the actual amount due from Sublessee for such year, the excess shall be credited against subsequent monthly installments of Impositions due from Sublessee or be refunded to Sublessee upon request. All payments of Impositions shall be prorated for the year encompassing the Term Commencement Date and for the year encompassing the date on which this Sublease expires or terminates (for a reason other than termination of the Sublease as a result of an Event of Default).

         Notwithstanding the foregoing, Sublessor and Sublessee acknowledge that certain Tax Abatement Agreements in the form attached hereto as EXHIBIT G have been or will be obtained from the Village of Obetz prior to the Term Commencement Date. Sublessor agrees that it will cooperate with Sublessee and use its reasonable efforts to maintain the Tax Abatement Agreements in full force and effect and will assist Sublessee in obtaining any additional abatements of taxes that become available from the local taxing authorities. Each party will pay its own expenses in connection with obtaining and maintaining the Tax Abatements.

                           (b)      Sublessor and Sublessee acknowledge that
Sublessor has also filed on behalf of Sublessee and application with the Village of Obetz for an abatement of personal property and inventory taxes (collectively, the "Personal Property Tax Abatement"). Sublessor shall use commercially reasonable efforts to obtain the Personal Property Tax Abatement. If, at any time during the Primary Term or the Extended Term(s) of this Sublease, the personal property and/or inventory tax rate for the Village of Obetz (or other applicable taxing jurisdiction for the Demised Premises) exceeds the then existing personal property and/or inventory tax rate for the City of Wilmington (or other applicable taxing jurisdiction for Sublessee's existing Wilmington facility), Sublessor shall reimburse Sublessee for the difference between (i) the personal property and inventory taxes that are due to the Village of Obetz (or other applicable taxing jurisdiction for the Demised Premises) with respect to Sublessee's fixtures, equipment, other personal property and inventory for sale located at the Demised Premises (collectively, "Sublessee's Personal Property and Inventory") less (ii) the amount of personal property and inventory taxes that would be due with respect to Sublessee's Personal Property and Inventory if such personal property and inventory taxes were calculated using the personal property and inventory tax rate then in effect for the corresponding tax period in the City of Wilmington (or other applicable taxing jurisdiction for Sublessee's existing Wilmington facility). Sublessor shall make such reimbursement within thirty (30) days after receipt of written verification of the then applicable personal property and/or inventory tax rates, a copy of the applicable tax bills and an invoice from Sublessee. If any such reimbursement is not received by its due date, then a late payment charge of 5% of such past due amount will be immediately due and payable from Sublessor.

                  14. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease or further sublet all or any part of the Demised Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and without the prior written consent of Master Lessor to the extent required under the Master Lease. Unless otherwise agreed to by Sublessor, Sublessor's consent to any such assignment or sublease will not relieve Sublessee from its obligations under this Sublease.

                  Notwithstanding the foregoing paragraph, and subject to the notification requirements and Master Lessor's right to terminate the Master Lease as provided in the Modification to Section 12 of the Master Lease, Sublessee may assign this Sublease or sublet the whole of the Demised Premises to any parent, subsidiary or division of Sublessee or assign or transfer this Sublease pursuant to a sale of all or substantially all of Sublessee's assets or stock, in each case without obtaining the consent of Sublessor, so long as such sublessee or assignee shall have a financial condition and tangible net worth equal to or greater than that of Sublessee, and provided Sublessee shall remain primarily liable under this Sublease. If sublessor consents to any sublease (whether it be to any parent, subsidiary or division of Sublessee or to some third party), Sublessee shall pay Sublessor, as additional rent, 50% of the Sublease Premium (as hereinafter defined) derived from that sublease. "Sublease Premium" shall mean all rent, additional rent, and/or other monies, property and other consideration of every kind whatsoever received by Sublessee from the subtenant for, or by reason of, the sub-sublease, less (i) Base Rent and Sublessee's Proportionate Share of Operating Expenses allocable to the space covered by such sublease (as reasonably determined by Sublessor), and (ii) commissions or other reasonable subleasing costs paid by Sublessee to procure the sublease, amortized over the term of the sublease. Sublessee shall pay the Sublease Premium to Sublessor as and when Sublessee receives payment from such subtenant.

                  15. RIGHT OF FIRST REFUSAL. At any time that Sublessor shall desire to sublease all or any portion of the Adjacent Premises, it shall give written notice to Sublessee. Sublessee shall have a first right to include all or a portion of the Adjacent Premises under this Sublease by giving written notice to Sublessor of its election to do so not more than ten (10) business days after its receipt of Sublessor's notice. Sublessee's failure timely to give such notice shall be deemed a waiver of its right of first refusal hereunder. If Sublessee shall elect to Sublease the Adjacent Premises, it shall be on the same terms and conditions of this Sublease except that Base Rent and Sublessee's Proportionate Share of Sublessor's Operating Expenses shall be increased proportionately based on the square footage of the Adjacent Premises included in this Sublease.

                  16.      CASUALTY.

                           (a)      If, during the Sublease Term, the Demised
Premises shall be partially or totally damaged or destroyed by fire or other casualty, Sublessee shall immediately notify Sublessor and Master Lessor of the existence and extent of such damage. If the Sublease is not terminated as provided in paragraph (b) below, Master Lessor is obligated to repair the Demised Premises as provided in EXHIBIT F, and Sublessor shall have no liability to Sublessee with respect to such repairs. If the Demised Premises are rendered untenantable in whole or in part as a result of a fire or other casualty, then all rent accruing after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Demised Premises by

Master Lessor as provided in EXHIBIT F will be equitably and proportionately abated to reflect the untenantable portion of the Demised Premises. Notwithstanding the foregoing, Sublessee's rent will only be abated if and to the extent Sublessor's rent under the Master Lease is abated as provided in EXHIBIT F. Sublessor will not be liable to Sublessee for any inconvenience or interruption to Sublessee's business occasioned by such fire or other casualty or the concomitant repair of the Demised Premises.

                           (b)      If the Demised Premises are damaged by fire
or other casualty and such damage would give Sublessor as "Tenant" the right under EXHIBIT F to terminate the Master Lease, Sublessee shall also have the option to terminate this Sublease by giving written notice to Sublessor within twenty (20) days after receipt from Sublessor of Master Lessor's notice of intent to repair such damage. If Sublessee shall not respond within such 20-day period, Sublessee shall be conclusively deemed to have waived the option to terminate hereunder. If the Sublessor as "Tenant" would have the right under EXHIBIT F to terminate the Master Lease following damage or destruction to the Building, regardless whether or not the Demised Premises is damaged, Sublessor shall also have the option to terminate this Sublease by giving written notice to Sublessee within the time period provided in EXHIBIT F for termination notice to Master Lessor. If Master Lessor elects to terminate pursuant to the terms of the Master Lease set forth in EXHIBIT F, Sublessor shall give prompt notice thereof to Sublessee and this Sublease shall terminate as of the same date as the Master Lease terminates. If notice of termination is given by either party or Master Lessor, this Sublease shall terminate on the same date as the Master Lease would terminate if the option under EXHIBIT F were exercised by Sublessor as "Tenant" thereunder.

                  17. EMINENT DOMAIN. If all or any substantial portion of the Demised Premises or the Building is taken by or under threat of condemnation so as to render the Demised Premises wholly untenantable, then this Sublease will automatically terminate as of the date of the vesting of title to such property in the condemning authority. If such taking does not render the Demised Premises wholly untenantable, then this Sublease will not terminate but will continue in full force and effect in accordance with its terms, except that Base Rent and Tenant's Proportionate Share will be adjusted to fairly reflect the portion of the Demised Premises or the Building which was so taken. Sublessor will not be liable to Sublessee for any inconvenience or interruption to Sublessee's business occasioned by any such taking. Master Lessor will be entitled to receive the entire award made by the condemning authority for any such taking.

                  18. SURRENDER OF DEMISED PREMISES. Upon the termination of Sublessee's right of possession under this Sublease, Sublessee will immediately surrender possession of the Demised Premises to Sublessor in good repair and "broom clean" condition, reasonable wear and tear and fire and casualty excepted. Sublessee will at the same time remove all of its movable trade fixtures from the Demised Premises. Sublessee will promptly repair any damage caused to the Demised Premises by the removal of any of such movable trade fixtures.

                  19.      DEFAULT.

                           (a)      EVENTS OF DEFAULT. Any of the following
occurrences, acts or omissions shall constitute an "Event of Default" under this
Sublease: (i) Sublessee fails to pay any Base Rent, Additional Charge or any other charge or sum under this Sublease within five (5) days of Sublessee's receipt of notice from Sublessor; or (ii) Sublessee fails to observe or perform any other provision of this Sublease within twenty (20) days of Sublessee's receipt of notice from Sublessor or Master Lessor, whichever occurs first (provided that if the failure cannot reasonably be cured within such 20-day period, then such failure shall not be deemed an Event of Default if Sublessee commences to cure within such 20-day period and proceeds diligently and in good faith thereafter to cure such failure and does cure such failure within a reasonable time); or (iii) Sublessee fails to pay when due Base Rent, Additional Charge or any other charge or sum under this Sublease six (6) times in any twelve (12) month period; or (iv) Sublessee files a petition in bankruptcy or for reorganization, is adjudicated a bankrupt, becomes insolvent or makes an assignment for the benefit of creditors; or (v) a receiver or trustee is appointed for Sublessee or all or substantially all of Sublessee's assets, or for the Demised Premises or Sublessee's estate therein; or (vi) an "Event of Default" by Sublessee as "Lessee" under the Equipment Lease provided that Sublessor shall at the time hold the Lessor's interest in the Equipment Lease and there exists no uncured default on the part of Sublessor under the Servicing Agreement.

                           (b)      NOTICE TO TERMINATE. If an Event of Default
shall have happened and be continuing, Sublessor shall have the right to terminate this Sublease. Thereupon, the Sublease Term and the estate hereby granted shall expire and terminate as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Sublease Term, and all rights of Sublessee hereunder shall expire and terminate (but Sublessee shall remain liable as hereinafter provided), unless before such date all arrears in Base Rent, Additional Charges, and any other sums due hereunder shall have been paid in full and all Events of Default at the time existing under this Sublease shall have been fully remedied.

                           (c)      RIGHT TO RE-ENTER. If an Event of Default
shall have happened and be continuing, Sublessor shall have the right to re-enter and repossess the Demised Premises by summary proceedings, ejectment or in any other lawful manner Sublessor determines to be necessary or desirable and shall have the right to remove all persons and property therefrom. Sublessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Demised Premises shall be construed as an election by Sublessor to terminate the Sublease Term unless a notice of such intention is given to Sublessee pursuant to Section 18(b), or unless such termination is decreed by a court of competent jurisdiction.

                           (d)      AUTHORITY TO RELET. At any time or from time
to time after the re-entry or repossession of the Demised Premises pursuant to
Section 18(c), Sublessor may (but shall be under no obligation to) relet the Demised Premises for the account of Sublessee, in the name of Sublessee or Sublessor or otherwise, without notice to Sublessee, for such term or terms and on such conditions and for such uses as Sublessor, in its absolute discretion, may determine. Sublessor may collect and receive any rents payable by reason of such reletting. Sublessor shall not be liable for any failure to relet the Demised Premises or for any failure to collect any rents due upon any such reletting.

                           (e)      SUBLESSEE'S LIABILITY CONTINUES. No
expiration or termination of the Sublease Term pursuant to Section 18(b), or by operation of law or otherwise, and no re-entry or repossession of the Demised Premises pursuant to Section 18(c) or otherwise, and no reletting of the Demised Premises pursuant to Section 18(d) or otherwise, shall relieve Sublessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

                           (f)      CURRENT DAMAGES. In the event of any
expiration or termination of the Sublease Term or re-entry or repossession of the Demised Premises by reason of the occurrence of an Event of Default, Sublessee will pay to Sublessor all Base Rent, Additional Charges and other sums required to be paid by Sublessee to and including the date of such expiration, termination, re-entry or repossession; and thereafter Sublessee shall, until the end of what would have been the Sublease Term in the absence of such expiration, termination, re-entry or repossession, and whether or not the Demised Premises shall have been relet, be liable to Sublessor for, and shall pay to Sublessor, as liquidated and agreed current damages: (i) all Base Rent, Additional Charges and other sums which would be payable under this Sublease by Sublessee in the absence of such expiration, termination, re-entry or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Sublessee pursuant to Section 18(d), after deducting from such proceeds all Sublessor's expenses in connection with such reletting (including all repossession costs, brokerage commissions, attorneys' fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting). Sublessee will pay such current damages on the days on which Base Rent would be payable under this Sublease in the absence of such expiration, termination, re-entry or repossession, and Sublessor shall be entitled to recover the same from Sublessee on each such day.

                           (g)      FINAL DAMAGES. At any time after any such
expiration or termination of the Sublease Term or re-entry or repossession of the Demised Premises by reason of the occurrence of an Event of Default, whether or not Sublessor shall have collected any current damages pursuant to Section 18(f), Sublessor shall be entitled to recover from Sublessee, and Sublessee will pay to Sublessor on demand, as and for liquidated and agreed final damages for Sublessee's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to: (i) all Base Rent, additional Charges and other sums which would be payable under this Sublease from the date of such demand (or, if it be earlier, the date to which Sublessee shall have satisfied in full its obligations under Section 18(f) to pay current damages) for what would be the then unexpired Sublease Term in the absence of such expiration, termination, re-entry or repossession, discounted at the rate of four percent (4%) per annum, less (ii) the then fair rental value of the Demised Premises (including Base Rent, Additional Charges, and all other sums payable under this Sublease), for the same period, discounted at the rate of four percent (4%) per annum. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Sublessor shall be entitled to the maximum amount allowable under such law.

                           (h)      ADDITIONAL REMEDIES; RIGHT TO CURE. In
addition to the remedies set forth herein and at law or equity, if Sublessee shall fail to perform any obligation under this Sublease, then Sublessor may, but shall not be obligated to, with twenty (20) days prior written notice to Sublessee, and without waiving or releasing such obligation or the Event of Default, undertake such obligation and do all necessary work and make all necessary payments in connection therewith for the account of Sublessee, and may enter the Demised Premises for such purpose. No such entry shall be deemed an eviction of Sublessee. Sublessee shall on demand pay to Sublessor within ten (10) days of receipt of a statement therefor, the amount so paid by Sublessor (including, without limitation, attorneys' fees and the reasonable cost of investigation), together with interest thereon at the annual rate of four percent (4%) above the prime rate last announced in the Wall Street Journal, or the highest rate permitted by law, whichever is less. If the amount set forth on the statement and interest thereon is not paid within such period, the amount of the statement, together with interest accrued, shall be an Additional Charge hereunder and added to and be considered a part of the next succeeding monthly Base Rent payment. If there shall occur an Event of Default under this Sublease, Sublessee shall pay to Sublessor, on demand, all expenses incurred by Sublessor as a result thereof, including, without limitation, attorneys' fees.

                  20. HOLDING OVER. If Sublessee remains in occupancy of the Demised Premises beyond the expiration or termination of the Sublease Term, it shall remain solely as a subtenant from month-to-month and all provisions of this Sublease applicable to the Sublease Term shall remain in full force and effect, except that Base Rent shall be equal to one hundred fifty percent (150%) of the Base Rent due under the Master Lease for the Entire Premises during such hold-over period. Nothing in this Section is intended or shall be construed to permit Sublessee to remain in occupancy of the Demised Premises beyond the expiration or termination of the Sublease Term or to waive any right or remedy of Sublessor as a result thereof.

                  21. GENERAL PROVISIONS REGARDING DEFAULT. No right or remedy under this Sublease or at law or equity shall be exclusive of any other right or remedy but shall be cumulative. Failure to insist upon strict performance of any provision of this Sublease or to exercise any right or remedy of this Sub-lease or at law or equity shall not constitute a waiver of any future performance. Receipt by Sublessor of any Base Rent, Additional Charge or other sum payable under this Sublease with knowledge of an Event of Default or Sublessee's breach of this Sublease shall not constitute a waiver of such Event of Default or breach. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless made in writing. Each party shall be entitled to injunctive relief in the event of violation or threatened violation of their material obligations hereunder beyond applicable cure periods. Sublessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have to redeem the Demised Premises or to have a continuance of this Sublease after expiration or termination of Sublessee's right of occupancy by order or judgment, any legal process or writ, or under the terms of this Sublease.

                  22. MORTGAGE SUBORDINATION. Upon request by Sublessor or Master Lessor, Sublessee shall execute and deliver an agreement subordinating this Sublease and Sublessee's interest in the Demised Premises to any mortgage upon the Entire Premises (or part thereof) or to any mortgage of Sublessor's leasehold interest under the Master Lease; provided that the holder of such mortgage shall agree in writing not to disturb Sublessee's tenancy if there is no Event of Default beyond applicable cure periods under this Sublease.

                  23. ESTOPPEL CERTIFICATES. Sublessee shall, from time to time, upon fifteen (15) days prior written request from Sublessor, cause to be executed, acknowledged and delivered a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified and setting forth such modifications), the amount of Base Rent, the dates to which Base Rent has been paid, and stating that, to the knowledge of the signer of such certificate, either no default exists under this Sublease or specifying each such default of which the signer has knowledge.

                  24.      TITLE AND CONDITION.

                           (a)      The Demised Premises are subleased to
Sublessee in their present condition by Sublessor, without representation or warranty, express or implied, subject and subordinate to all easements, restrictions, agreements and recorded matters, all taxes not yet payable, and all applicable zoning restrictions, regulations and ordinances and building restrictions and governmental regulations now or hereafter in effect. Sublessee acknowledges that the leasehold estate demised herein is derived from and subject to the Master Lease. Sublessee has examined the title to the Demised Premises and has found the same satisfactory.

                           (b)      BY EXECUTION OF THIS SUBLEASE, SUBLESSEE
ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE DEMISED PREMISES. SUBJECT TO
SECTION 25 BELOW, SUBLESSEE SHALL ACCEPT THE DEMISED PREMISES ON THE TERM COMMENCEMENT DATE IN THEIR THEN "AS IS" AND "WHERE IS" PHYSICAL AND ENVIRONMENTAL CONDITION AND HEREBY RELEASES AND DISCHARGES SUBLESSOR FROM ANY CLAIM, DEMAND, LIABILITY OR SUIT RELATED TO OR ARISING FROM THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE DEMISED PREMISES. SUBLESSEE ACKNOWLEDGES AND AGREES THAT NEITHER SUBLESSOR NOR ITS AGENTS OR EMPLOYEES HAS MADE ANY EXPRESS WARRANTY OR REPRESENTATION REGARDING THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE DEMISED PREMISES, THE QUALITY OF MATERIAL OR WORKMANSHIP OF THE DEMISED PREMISES, LATENT OR PATENT, OR THE FITNESS OF THE DEMISED PREMISES FOR ANY PARTICULAR USE OR PURPOSE AND THAT NO SUCH REPRESENTATION OR WARRANTY SHALL BE IMPLIED BY LAW, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY SUBLESSEE.

                           (c)      Sublessee acknowledges that EXHIBIT A is an
approximation only of the Building and improvements on the Land and that no representation or warranty, express or implied, is hereby made by Sublessor, its employees or agents, regarding the existence, location or size of any buildings or improvements or the location of the boundaries of the Land depicted on EXHIBIT A.

                  25. REPRESENTATIONS AND WARRANTIES. (a) Sublessee represents and warrants to Sublessor that: (i) Sublessee is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its property and assets and carry on its business in Ohio;
(ii) the execution of this Sublease constitutes the binding obligation of Sublessee and has been authorized by Sublessee's Board of Directors; and (iii) the sublease of the Demised Premises will not conflict with or result in a breach of Sublessee's Articles of Incorporation or By-laws or any agreement to which Sublessee is a party or by which it may be bound, or violate any state or federal governmental law, statute, ordinance or regulation.

                           (b)      Sublessor represents and warrants to
Sublessee that: (i) to its knowledge, the Master Lease is in full force and effect and neither Master Lessor nor Sublessor is in default thereunder; (ii) Sublessor knows of no claims or defenses or circumstances which, with the passage of time, would lead to claims or defenses by Master Lessor against Sublessor as tenant under the Master Lease; (iii) this Sublease, if consented to by Master Lessor as provided for herein, does not violate any provision of the Master Lease; and (iv) the Subleased Premises (including the Leasehold Improvements) and building systems which Sublessor is required to maintain and repair under the Master Lease are in good working order and condition as of the Term Commencement Date and are in compliance with all existing laws, ordinances, rules or regulations relating thereto which would materially affect Sublessee's use or occupancy of the Subleased Premises.

                  26. NOTICES, DEMANDS AND OTHER INSTRUMENTS. All notices, demands or other communications given pursuant to this Sublease shall be in writing and shall be deemed given on the date received if mailed by nationally recognized overnight courier or three (3) days after the date mailed if mailed by registered or certified mail, return receipt requested, with postage prepaid if: (a) when mailed to Sublessor, it is addressed to Sublessor at its address set forth above, and (b) when mailed to Sublessee, it is addressed to Sublessee at its address set forth above. The parties may specify any other address in the United States with fifteen (15) days' notice.

                  27. SEPARABILITY. If any provision of this Sublease or its application to any person or circumstance shall be declared invalid or unenforceable, the remaining provisions of this Sublease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby and each provision shall be valid and enforceable to the extent permitted by law.

                  28. BINDING EFFECT. Subject to the terms and restrictions of Section 13 and this Section, all provisions contained in this Sublease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Sublessor and Sublessee. The covenants and obligations of Sublessor under this Sublease shall not be binding upon the Sublessor herein named or any subsequent sublessor with respect to any period subsequent to the transfer of all its interests in the Demised Premises, and, in the event of any such transfer, Sublessee agrees to look solely to the transferee for the performance of any term, covenant, obligation, warranty or representation of Sublessor hereunder, but only with respect to the period beginning with such transfer and ending with a subsequent transfer of such interest. If Sublessor terminates the Master Lease and assigns this Sublease to the Master Lessor, Sublessee hereby agrees to attorn to the Master Lessor as the "Sublessor" under this Sublease provided Master Lessor assumes Sublessor's obligations under this Sublease. If Sublessor shall acquire a fee interest in the Entire Premises, this Sublease shall continue as a direct lease between Sublessor, as landlord, and Sublessee, as tenant.

                  29. INTERPRETATION, AMENDMENT AND MODIFICATION. This Sublease shall be interpreted under the laws of Ohio. The recitals to this Sublease are hereby incorporated in this Sublease. The Section and subsection captions are for the convenient reference of the parties only and are not intended to and shall not be deemed to modify the interpretation of the Section or subsection from that which is indicated by the text of the Section or subsection alone. All of the representations, warranties and indemnities contained in this Sublease shall survive indefinitely the expiration or termination of this Sublease. This Sublease is the product of negotiation and the parties agree that it shall be interpreted in accordance with its fair and apparent meaning and not for or against either party. This Sublease contains the entire agreement between the parties with respect to the Demised Premises and all prior negotiations or agreements, whether oral or written, are superseded and merged herein. This Sublease may not be changed or amended except by a writing duly authorized and executed by the party against whom enforcement is sought.

                  30. SUBLESSEE AND SUBLESSOR COVENANTS. Sublessee and Sublessor agree that they intend to pass through to Sublessee the obligations of Sublessor as tenant under the Master Lease with respect to the Subleased Premises, from and after the Term Commencement Date. Sublessee therefore covenants and agrees, from and after the Term Commencement Date, to comply with and perform Sublessor's obligations under the Master Lease with respect to the Subleased Premises. Sublessor covenants and agrees to comply with and perform its obligations as tenant under the Master Lease with respect to the Adjacent Premises. Sublessor further covenants and agrees that, so long as no Event of Default has occurred and is continuing, without the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, Sublessor shall not terminate the Master Lease or amend or modify the Master Lease in any manner which would materially impair the rights of Sublessee under the Sublease.

                  31. BROKERS. Sublessor and Sublessee covenant and represent to each other that no parties are entitled to be paid a fee or commission in connection with the transaction contemplated by this Sublease. If any individual or entity shall assert a claim to a finder's fee or commission as a broker or a finder, then the party who is alleged to have retained such individual or entity or whose acts, omissions or representations are alleged to give rise to such claim shall defend (with counsel reasonably acceptable to the indemnified party), indemnify and hold harmless the other party from and against any such claim and all costs, expenses, liabilities and damages incurred in connection with such claim or any action or proceeding brought thereon.

                  32. CONDITION PRECEDENT. This Sublease is subject to receipt from Master Lessor, prior to the Term Commencement Date, of a written consent to this Sublease and waiver of any right to terminate the Master Lease which Master Lessor may possess as a result of Sublessor's subleasing of the Demised Premises. If Master Lessor terminates the Master Lease as a result thereof or refuses to consent to this Sublease, this Sublease shall simultaneously terminate and neither party shall have any further rights or obligations under the Sublease, and each party releases the other from any cost, loss, damage, claim, liability, expense, fee or charge related thereto or arising therefrom.

                  33. SECURITY DEPOSIT. Concurrently with the execution of this Sublease, Sublessee shall deliver to Sublessor a security deposit in the amount of Two Hundred Thousand Dollars ($200,000) (the "Security Deposit"). The Security Deposit will be retained by Sublessor as partial security for Sublessee's performance of all its obligations under this Sublease. If Sublessee defaults in the performance of any of its obligations under this Sublease, then Sublessor will have the right to use all or a portion of the Security Deposit to cure such default and Sublessee shall immediately deposit additional sums with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. Any portion of the Security Deposit remaining unutilized following the expiration of the Sublease Term and Sublessee's performance of all its obligations under this Sublease will be promptly returned to Sublessee without interest.

[Intentionally Blank; Signature and Acknowledgment Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the date first above written.

WITNESSED:                                  3PF.COM, INC.,
                                            a Delaware corporation ("Sublessor")

Jennie Collins                              By: /s/ [ILLEGIBLE]
                                                --------------------------------

Executive Assistant                             Its: CHIEF FINANCIAL OFFICER

                                            RED ENVELOPE, INC.,
                                            a Delaware corporation ("Sublessee")

___________________________                 By: /s/ [ILLEGIBLE]
                                                --------------------------------

___________________________                     Its:______________President

___________________________                 And: /s/ [ILLEGIBLE]
                                                 -------------------------------

___________________________                     Its: _________Secretary

[SITE PLAN]

                                                                       EXHIBIT A

                                    EXHIBIT B

                  ILLUSTRATIVE EXAMPLES OF OPERATING EXPENSES

The following are illustrative examples of some of the expenses which are included within the definition of 'Operating Expenses':

                  1. Real estate taxes and assessments on the Building and the Land;

                  2. Insurance premiums for liability and extended coverage insurance policies maintained by Master Lessor on the Building and the Land;

                  3. Costs of snow removal and costs of maintaining and repairing the landscaping and irrigation system which serves the Land;

                  4. Costs related to the provision of water, sewer, gas, telephone, electricity and other utility services to or for the benefit of the Building, unless such utility services are separately metered and placed in the name of a tenant;

                  5. Salaries and related costs (including fringe benefits, payroll taxes and a labor overhead charge of not more than 15%) of personnel spending time on-site associated with the operation, management, and repair of the Building and the Land;

                  6. A reasonable property management fee not to exceed four percent (4%) of the gross rents of the Building;

                  7. Costs of maintaining and repairing the fire protection and life safety systems for the buildings and all common areas serving the Building;

                  8. Accounting, legal and other professional services rendered in connection with the operation, management and maintenance of the Building and the Land; and

                  9. All other costs and expenses incurred by Landlord related to the operation, management, maintenance and repair of the building and the Land.

The following are those expenses which are excluded from the definition of "Operating Expenses":

                  1. Landlord's debt service on any financing related to the Building or the Land;

                  2. Franchise or income taxes payable by Landlord;

                  3. Salaries and related costs of Landlord's off-site administrative personnel;

                  4. Costs of all tenant improvements;

                  5. Leasing commissions; and

                                    EXHIBIT B

                  6. Costs of utility usage for utility services separately metered in the name of a tenant.

Operating Expenses will be computed for each calendar year during the Lease Term based upon the accrual method of accounting. If the Building is ever less than 100% occupied, then Operating Expenses shall be calculated as if the Buildings had been 100% occupied and the results will constitute Landlord's Operating Expenses for such calendar year for all purposes of this Lease.

                                             Initialed and Approved by Sublessee

                                             /s/ [ILLEGIBLE]
                                                  ------------------------------
                                    EXHIBIT C

                                    EXHIBIT C

                             RULES AND REGULATIONS

1. Landlord will provide Tenant with two sets of keys to the Leased Premises. Tenant may obtain additional keys to the Leased Premises at Tenant's sole expense. Tenant will provide only its authorized agents and employees with copies of such keys. Upon termination of the Lease, Tenant will return all keys to Landlord.

2. Tenant will not alter or add locks or bolts on doors providing ingress and egress to the Leased Premises.

3. Tenant will lock the Leased Premises and shut off water faucets, lights and electrical equipment and appliances located in the Leased Premises before leaving the Leased Premises each day.

4. Tenant will not obstruct or impede other tenants' use of the common areas serving the Building.

5. Tenant will place garbage and refuse only in trash containers approved by Landlord. Such containers will be kept either inside the Leased Premises or outside the Leased Premises in such areas as are from time to time designated by Landlord. Landlord must approve the trash collection and disposal service utilized to empty and haul away such garbage and refuse and the times and days of the week such containers will be emptied. Tenant will pay for the cost of the containers and the periodic trash collection and disposal charges.

6. No aerials or antennae will be placed by Tenant on or about the Leased Premises or the Building without the prior consent of Landlord, which consent will not be unreasonably withheld.

7. Tenant will not engage in any activity or utilize any machinery or apparatus which may be heard or seen outside the Leased Premises.

8. Tenant will not use the plumbing facilities serving the Leased Premises for the disposal of refuse or any other improper use. Tenant will, at its sole expense, repair any damage to such plumbing facilities caused by any such misuse.

9.       No animals or birds will be allowed in or about the Leased Premises.

10.      Tenant will no store any personal property outside the Leased Premises.

11. Tenant will not burn or incinerate trash, refuse or any other items in or outside the Leased Premises.

12.      Tenant will not allow anyone to reside or sleep in the Leased Premises.

                                    EXHIBIT C

13. Landlord will not be responsible for any loss, theft or disappearance of personal property from the Leased Premises.

14. Tenant will not cover all or any part of any window or door to the Leased Premises without obtaining the prior written consent of Landlord.

15. Tenant will not conduct or permit to be conducted any auction or public sale on or about the Leased Premises or the Park.

16. Tenant will maintain the inside of the Leased Premises at a temperature sufficiently high to prevent freezing of water, pipes, fixtures and fire protection systems inside the Leased Premises.

17. Tenant will not cause or permit any unusual or objectionable odors to be produced upon or permeated from the Leased Premises.

18. The sidewalk, entrances, passages, halls and parking areas will not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Leased Premises.

19. Tenant will not create or maintain any nuisance (including without limitation, loud noises, bright lights, smoke or dust) which will be visible from the exterior o the Leased Premises.

20. Tenant will not conduct any noxious or offensive trade or activity at the Leased Premises.

21. All deliveries and shipments will be made only at Tenant's loading dock(s) or other areas designated by Landlord.

22. Tenant will park only in those areas designated by Landlord. Tenant will comply with all directional and other signs posted in the parking areas and will use only one parking stall per vehicle. Tenant will not park boats, mobile homes, trailers or similar vehicles in the common areas. Inoperable vehicles will not be allowed to remain in the common parking areas. Any vehicle which is parked in the common parking areas by Tenant in violation of these Rules and Regulations may be towed at Tenant's expense.

23. Tenant will upon Landlord's request furnish Landlord with state automobile license numbers of Tenant's vehicles and its employees' vehicles and will notify Landlord of any changes within five days after such change occurs.

24. Parking for tractors and trailers related to Tenant's business will be limited to the rear 60 feet at the rear of Tenant's Leased Premises. Tenant will not park tractors or trailers in the driveways, entrances, exits or areas behind other tenant's leased premises or the parking areas in front of the Building. The parking areas in the front of the Building will be used for automobile parking only.

25. Tenant shall not load any vehicle beyond the weight limits established by the state and will be responsible for any damage caused to the common areas by vehicles making

                                    EXHIBIT C
         deliveries to or transporting goods from the Leased Premises including damage caused by overweight vehicles.

26. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building and the Park.

27. It is Landlord's desire to maintain the Building and the Park with the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary of the safety, care and cleanliness of the Leased Premises, the Building and the Park and the preservation of good order therein.

These Rules and Regulations (and any amendments hereto which are consistent with the Lease) are intended to supplement the terms and provisions of the Lease and shall be applied and interpreted in a manner which is consistent with the terms and provisions of the Lease. In the event of a conflict between the Lease and these Rules and Regulations (or any amendments thereto), the Lease will govern.

                                             Initialed and Approved by Sublessee

                                             /s/ [ILLEGIBLE]
                                                 -------------------------------

                                    EXHIBIT C

                                   EXHIBIT D

[insert preliminary specifications for leasehold improvements]

                                   EXHIBIT D

                    Top Layer - Creekside Buildout Site Plan

[SITE PLAN]

                                    EXHIBIT E

                     [insert tax section from Master Lease]

    Section 3. MANNER AND TIMING OF RENT PAYMENTS. The first monthly installment of Base Rent and Estimated Operating Expense Payments will be paid by Tenant on or before the Commencement Date. Thereafter, monthly installments of Base Rent and Estimated Operating Expense Payments will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in the Lease Summary (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month, then the installments of Base Rent and Estimated Operating Expense Payments for such month(s) will be adjusted accordingly. If any installment of Base Rent or any Estimated Operating Expense Payment or any other sum due hereunder is not received by Landlord by its due date, then a late payment charge of 5% of such past due amount will be immediately due and payable from Tenant. All installments of Base Rent and Estimated Operating Expense Payments will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees to pay as additional rent any sales, use or other tax (other than income taxes) now or hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder.

                                    EXHIBIT E

                                    EXHIBIT F

                  [insert Casualty section from Master Lease]

    Section 18. CASUALTY . If the Leased Premises are damaged by fire or other casualty, Landlord shall promptly give written notice to Tenant whether the Leased Premises can reasonably be repaired within 180 days after the date of the occurrence of such fire or other casualty. If Landlord notifies Tenant that it does not believe that the Leased Premises can reasonably be repaired within such 180-day period, then both Landlord and Tenant will have the option of terminating this Lease by giving written notice thereof to the other at any time within 30 days after the date of Tenant's receipt of the aforementioned notice from Landlord. If Landlord determines that the Leased Premises can reasonably be repaired within such 180-day period or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the Leased Premises cannot be reasonably repaired within such 180-day period, then Landlord will proceed to repair the Leased Premises at its sole expense; provided, however, that Landlord will in no event be required to repair any improvements previously made to or any fixtures previously installed in the Leased Premises by Tenant. If the Leased Premises are rendered untenantable in whole or in part as a result of a fire or other casualty, then all rent accuring after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Leased Premises will be equitably and proportionately abated to reflect the untenantable portion of the Leased Premises. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the Leased Premises.

                                    EXHIBIT F

                             MASTER LESSOR'S CONSENT

                  1. CONSENT. Subject to all of the terms and conditions of this Agreement, Master Lessor hereby consents to the Sublease, including, without limitation, the use of the Subleased Premises set forth in Section 4 thereof.

                  2. SUBORDINATE. The Sublease shall be subject and subordinate to the Master Lease and all of the Master Lease's provisions, covenants, and conditions.

                  3. NO RATIFICATION. This Agreement shall not operate as a consent to, approval of, or ratification by Master Lessor of any of the provisions of the Sublease and Master Lessor shall not be bound or estopped in any way by the provisions of the Sublease. This Agreement shall not create in Subtenant, as a third party beneficiary or otherwise, any rights except as herein set forth.

                  4. NO WAIVER. This Agreement shall not be construed to modify, waive, or affect (i) any present or future breach or default on the part of Sublessor under the Master Lease; (ii) any of the provisions, covenants, or conditions in the Master Lease; (iii) any of Sublessor's obligations under the Master Lease; or (iv) any rights or remedies of Master Lessor under the Master Lease or to enlarge or increase Master Lessor's obligations or Sublessor's rights under the Master Lease. Master Lessor shall have no obligations to any party in connection with the Demised Premises other than those obligations set forth in the Master Lease.

                  5. NOT ASSIGNABLE. This Agreement is personal to Sublessor and Subtenant and may not be assigned by Sublessor or Subtenant. Any attempted assignment in violation of this section shall be void.

                  6. NO RELEASE. Neither the Sublease not this Agreement shall release or discharge Sublessor from any liability under the Master Lease and Sublessor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants, and conditions set forth in the Master Lease on the part of Sublessor to be performed and observed. The breach or violation of any provision of the Master Lease by Subtenant shall constitute a default by Sublessor in fulfilling such provision.

                  7. CONSENT TO SUBSEQUENT SUBLEASE. This Agreement by Master Lessor shall not be construed as a consent by Master Lessor to any future assignment or subletting either by Sublessor or Subtenant. The Sublease may not be assigned, renewed, or extended not shall the Demised Premises, or any part thereof, be further sublet without the prior written consent of Master Lessor in each instance. Notwithstanding the foregoing, Master Lessor's consent shall not be required with respect to a sublease or assignment that is specifically permitted under Section 14.

                  8. NO DEFAULT. Master Lessor hereby certifies to Sublessor and Sublessee that there exists no default, breach, failure of condition or event of default under the Master Lease by Master Lessor or to the best of Master Lessor's knowledge, Sublessor, nor any event or condition which, with notice or the passage of time or both, would constitute a default, breach, failure of condition or event of default thereunder and Master Lessor and, to the best of Master Lessor's knowledge, Sublessor, has as of the date hereof, complied with all of the terms and conditions of the Master Lease.

                  9. NON-DISTURBANCE. In the event of a default by Sublessor under the terms of the Master Lease that would allow Master Lessor to terminate the Master Lease, then so long as Sublessee has not committed an event of default under the terms of this Sublease, the Sublease shall continue in full force and effect as a direct lease between Master Lessor and Sublessee, upon and subject to all of the terms, covenants and conditions of the Sublease for the balance of the Term of this Sublease. In such event Sublessee shall attorn to Master Lessor and shall execute an attornment agreement in such form as may reasonably be requested by Master Lessor.

                  10. RELEASE AND WAIVER OF SUBROGATION. Master Lessor hereby releases Sublessee and its agents and employees from any liability for injury to any person or damage to property that is caused by or results from any risk to the extent insured against under any valid and collectible policy of "all risk" property insurance carried by Master Lessor or to the extent such risk would have been insured under an "all risk" property insurance policy but for the deductible provision thereof, provided that Sublessee shall not be released from any such liability to the extent any damages resulting from such injury or damage are not part of the recovery obtained by Master Lessor from such insurance (except for the deductible portion thereof), but only if the insurance in question permits such partial release. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Master Lessor shall cause its property insurance policy to provide that the insurer waives all right of recovery by way of subrogation against Sublessee in connection with any injury or damage covered by such policy; provided, however, if any such insurance policy cannot be obtained with such a waiver of subrogation, or such waiver of subrogation is only available at rates which are not commercially reasonable, then Master Lessor shall notify Sublessee of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

                                  "MASTER LESSOR"
                                  _____________________________________________

                                  By: _________________________________________

                                      Its: ____________________________________

                                  By: _________________________________________

                                      Its: ____________________________________

                                  Date: _______________________________________

                                        BLOOMFIELD 34512-1 491487-6 06/14/2002

                                       2